Exhibit 5.1

May 15, 2020

E.I. du Pont de Nemours and Company

$500,000,000 1.700% Senior Notes due 2025

$500,000,000 2.300% Senior Notes due 2030

Ladies and Gentlemen:

We have acted as counsel for E.I. du Pont de Nemours and Company, a Delaware corporation (the “Company”), in connection with the public offering and sale by the Company of $500,000,000 aggregate principal amount of its 1.700% Senior Notes due 2025 (the “2025 Notes”) and $500,000,000 aggregate principal amount of its 2.300% Senior Notes due 2030 (collectively with the 2025 Notes, the “Notes”) to be issued pursuant to the Indenture, dated as of May 15, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 15, 2020 (collectively with the Base Indenture, the “Indenture”), between the Company and the Trustee.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement on Form S-3 (Registration No. 333-231871), filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2019, with respect to registration under the Securities Act of 1933 (the “Securities Act”) of an unlimited aggregate amount of various securities of the Company, to be issued from time to time by the Company, as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on February 14, 2020 (such Registration Statement, as amended by such amendment, being hereinafter referred to as the “Registration Statement”); (b) the related Prospectus, dated February 14, 2020, and the documents incorporated therein by reference; (c) the Prospectus Supplement, dated May 13, 2020 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) and Rule 430B of the General Rules and Regulations under the Securities Act; and (d) the Indenture and the forms of Notes included therein. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. In expressing the opinion set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We also have assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee, and that the Notes conform to the forms of Notes examined by us.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed on May 15, 2020, and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

E. I. du Pont de Nemours and Company

974 Centre Road

Wilmington, Delaware 19805

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